UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2018

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Mt. Rushmore RoadRapid City, SD	55701
(Address of principal executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of National American University Holdings, Inc. (the “Company”) was held on October 9, 2018. Present at that annual meeting where 22,320,409 shares of common stock entitled to vote. The stockholders voted on the following matters at the meeting:

1.
The election of nine directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	16,656,711	347,016	5,316,682
Dr. Jerry L. Gallentine	16,656,408	347,319	5,316,682
Dr. Ronald L. Shape	16,658,057	345,670	5,316,682
Dr. Therese K. Crane	16,689,566	314,161	5,316,682
Dr. Thomas D. Saban	16,691,562	312,165	5,316,682
Richard L. Halbert	16,691,865	311,862	5,316,682
Jeffrey B. Berzina	16,691,861	311,866	5,316,682
James A. Rowan	16,691,861	311,866	5,316,682
Dr. Ed Buckingham	16,654,408	349,319	5,316,682

2.
The approval by an advisory vote the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
16,912,405	86,110	5,212	5,316,682

3.
The approval of the Company’s 2018 stock option and compensation plan:

For	Against	Abstain	Broker Non-Votes
16,912,998	86,107	4,622	5,316,682

4.
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019.

For	Against	Abstain	Broker Non-Votes
22,159,305	160,168	936	---

Item 8.01 Other Events.

The Company’s Board of Directors appointed Jeffrey B. Berzina, an independent director of the Company, as Chairman of the Company’s Audit Committee to be effective October 8, 2018. In addition to Jeffrey B. Berzina, James A. Rowan and Dr. Therese K. Crane were appointed to the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

	By:	/s/ Ronald L. Shape
	Name: Title:	Ronald L. Shape, Ed. D. Chief Executive Officer

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